             As filed with the Securities and Exchange Commission
                             on December 26, 1995

                                                     Registration No. 33-
                                                                          -----
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               CML GROUP, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         DELAWARE                                               04-2451745
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               524 MAIN STREET
                          ACTON, MASSACHUSETTS 01720
           -------------------------------------------------------
           (Address of Principal Executive Offices)     (Zip Code)

                          1996 DIRECTOR OPTION PLAN
                          -------------------------
                            (Full title of the plan)

                             PETER B. TARR, ESQ.
                              C/O HALE AND DORR
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
  ------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (617) 526-6000
--------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                Proposed          Proposed
securities  Amount to   maximum           maximum         Amount of
to be           be      offering price    aggregate      registration
registered  registered  per share       offering price       fee
----------  ----------  --------------  --------------   -------------
Common      250,000     (1) $4.00       (1) $1,000,000   $345
Stock,      shares
$.10 par
value

---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 19, 1995.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the 1996 Director Option Plan of CML Group, Inc. (the "Registrant") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.  Incorporation of Certain Documents by Reference.
                 -----------------------------------------------

        The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                (1)  The Registrant's latest annual report filed pursuant to
        Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                (3) The description of the Common Stock, par value $.10 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

        Item 4.  Description of Securities.
                 -------------------------

        Not applicable.

        Item 5.  Interests of Named Experts and Counsel.
                 --------------------------------------

        Not applicable.

        Item 6.  Indemnification of Directors and Officers.
                 -----------------------------------------

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article XI of the Registrant's By-Laws, as amended, requires the Registrant to indemnify each person who is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the extent permitted from time to time under the Delaware General Corporation Law, as amended. Article Eighth of the Registrant's Restated Certificate of Incorporation, as amended, requires the Registrant to indemnify to the full extent permitted under applicable law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant. In addition, Article Tenth of the Registrant's Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the

Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

        Item 7.  Exemption from Registration Claimed.
                 -----------------------------------

        Not applicable.

        Item 8.  Exhibits.
                 --------

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

        Item 9.  Undertakings.
                 ------------

        1.   The Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 22nd day of December, 1995.

                                        CML GROUP, INC.



                                        By:  /s/ G. Robert Tod
                                             --------------------------------
                                             G. Robert Tod
                                             President



                              POWER OF ATTORNEY


        We, the undersigned officers and directors of CML Group, Inc., hereby severally constitute G. Robert Tod, Robert J. Samuelson and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable CML Group, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                            Date
---------                -----                            ----
                         Chairman of the Board of      )
                         Directors and Chief           )
/s/ Charles M. Leighton  Executive Officer (Principal  )
------------------------ Executive Officer)            )
Charles M. Leighton
                                                       )
                                                       )
                                                       )
/s/ G. Robert Tod        President, Chief Operating    )
------------------------ Officer and Director          )
G. Robert Tod
                                                       )
                                                       )
                         Senior Vice President,        )
/s/ Robert J. Samuelson  Chief Financial Officer and   )
------------------------ Treasurer (Principal Financial)
Robert J. Samuelson      Officer)                      )

                                                       )
                                                       )
/s/ Glenn E. Davis       Vice President and Controller )
------------------------ (Principal Accounting Officer))
Glenn E. Davis
                                                       )
                                                       )December 22,1995
/s/ Howard H. Callaway   Director                      )
------------------------
Howard H. Callaway                                     )
                                                       )
                                                       )
/s/ Thomas H. Lenagh     Director                      )
------------------------
Thomas H. Lenagh                                       )
                                                       )
                                                       )
/s/ Homer L. Luther, Jr. Director                      )
------------------------
Homer L. Luther, Jr.                                   )
                                                       )
                                                       )
/s/ Roy W. Menninger     Director                      )
------------------------
Roy W. Menninger                                       )
                                                       )
                                                       )
/s/ Alison Taunton-Rigby Director                      )
------------------------
Alison Taunton-Rigby                                   )
                                                       )
                                                       )
/s/ Lauren M. Tyler      Director                      )
------------------------
Lauren M. Tyler                                        )
                                                       )
                                                       )
/s/ Ralph F. Verni       Director                      )
------------------------
Ralph F. Verni

                                EXHIBIT INDEX

Exhibit             Description of Exhibit                    Page
-------             ----------------------                    ----
     4.1   Specimen certificate for shares of Common
           Stock of the Registrant is incorporated herein by
           reference to Exhibit 4 to the Registrant's
           Registration Statement on Form S-1 (File
           No. 2-86828).....................................    *
     4.2   Form of Rights Certificate is incorporated herein
           by reference to Exhibit B to Exhibit 1 to the
           Registrant's Registration Statement on Form 8-A
           filed July 13, 1988..............................    *
     4.3   Rights Agreement dated as of June 28, 1988
           between the Registrant and The First National
           Bank of Boston is incorporated herein by reference
           to Exhibit 1 to the Registrant's Registration
           Statement Form 8-A filed July 13, 1988, as amended
           by the Registrant's Form 8 filed August 5, 1988..    *
     4.3   Specimen certificates for the Registrant's 5-1/2%
           Convertible Subordinated Debentures Due 2003 are
           incorporated herein by reference to Exhibit 4.1
           to the Registrant's Quarterly Report on Form 10-Q
           filed March 16, 1993.............................    *
     4.4   Terms of the Registrant's 5-1/2% Convertible
           Subordinated Debentures Due 2003 are incorporated
           herein by reference to Exhibit A to Exhibit 19.2
           to the Registrant's Quarterly Report on Form 10-Q
           filed March 16, 1993.............................    *
     5     Opinion of Hale and Dorr.........................    9
    23.1   Consent of Deloitte & Touche LLP.................   11
    23.2   Consent of Hale and Dorr (included in
           Exhibit 5).......................................
     24    Power of Attorney (appears on page 5)............


----------------
*  Incorporated herein by reference.
